UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2009

NovaRay Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52731	16-1778998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39655 Eureka Drive, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 619-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 3.03	Material Modification to Rights of Security Holders

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT 10.1

EXHIBIT 10.2

EXHIBIT 10.3

EXHIBIT 10.4

Item 1.01	Entry into a Material Definitive Agreement

On October 27, 2009, NovaRay Medical, Inc. (the “Company”) entered into a Series B Convertible Participating Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with Vision Opportunity Master Fund, Ltd. (“Vision”) as a Purchaser (as defined therein) to (i) issue and sell the Company’s Series B Convertible Participating Preferred Stock (the “Series B Stock”) in the aggregate purchase price of up to $10,000,000 at a per share purchase price of $15.00 and (ii) issue Series B Warrants to Purchase Shares of Common Stock of the Company (the “Warrants”) to each Purchaser to purchase up to one hundred percent (100%) of the number of shares of the Company’s Common Stock issuable upon conversion of the Series B Stock purchased at an exercise price equal to the Warrant Price (as defined in the Warrants) then in effect. The Warrants may be exercised on a net issuance basis as set forth therein and the Warrant Price is subject to adjustment including without limitation, reduction to a price equal to the consideration per share paid (if any) for Additional Shares of Common Stock (as defined in the Warrants). Such Warrants shall expire October 27, 2014. The initial closing under the Purchase Agreement took place on October 27, 2009 with Vision for a purchase price of Three Million Dollars ($3,000,000) in cash and $2,855,414.37 from conversion of principal and interest under notes previously issued by the Company. The Company granted the Purchasers certain piggyback registration rights as further provided in the Purchase Agreement. Within ten (10) days following receipt of a written request from Vision, the Company shall expand its Board of Directors by one (1) seat and ensure that one (1) person selected by Vision be appointed for such seat on the Board of Directors of the Company subject to satisfactory background check by the Company’s independent auditors and approval of the Board of Directors of the Company which approval shall not be unreasonably withheld. The Company shall enter into an exchange agreement (the “Exchange Agreement”) with all holders of its Series A-1 Preferred Stock and Common Stock who purchase Series B Stock pursuant to the Purchase Agreement and shall issue Series B Stock in exchange for its Series A-1 Preferred Stock and Common Stock pursuant to such Exchange Agreement. The Company and Vision Capital Advisors LLC also terminated the Security Agreement dated as of July 2, 2009 in connection with the conversion of previously issued notes of the Company underlying the security interest thereof.

On October 27, 2009, the Company also entered into the Exchange Agreement with Vision and Vision Capital Advantage Fund, L.P. to exchange the Company’s Series A-1 Preferred Stock and Common Stock held for Series B Stock up to the number of shares of Series A-1 Preferred Stock held multiplied by the Purchase Ratio (as defined in the Exchange Agreement) and up to the number of shares of Common Stock held multiplied by the Purchase Ratio, as follows: for every one (1) whole share of Series A-1 Preferred Stock, 1.78 shares of Series B Stock, and for every one (1) whole share of Common Stock, 0.178 shares of Series B Stock.

On October 27, 2009, the Company also entered into the Omnibus Amendment to the Warrants to Purchase Shares of Common Stock with Vision and Vision Capital Advantage Fund, L.P. (the “Warrants Amendment”) to amend the exercise price of warrants held to $1.50 and to amend the expiration date of warrants held to October 27, 2014.

Vision and Vision Capital Advantage Fund, L.P. are holders of the Company’s Common Stock, holders of the Company’s Series A-1 Preferred Stock, and holders of warrants to purchase the Company’s Common Stock. Vision is also a holder of notes previously issued by the Company on July 2, 2009 and a secured party under the Security Agreement dated as of July 2, 2009. Vision also previously selected Carl Kleidman to be a member of the Company’s Board of Directors.

The foregoing description of the Purchase Agreement, Warrants, Exchange Agreement and Warrants Amendment is qualified in its entirety by reference to the Purchase Agreement, Warrants, Exchange Agreement and Warrants Amendment filed as Exhibit 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On October 27, 2009, the Company entered into the Purchase Agreement with Purchasers to (i) issue and sell the Series B Stock in the aggregate purchase price of up to $10,000,000 at a per share purchase price of $15.00 and (ii) issue the Warrants to each Purchaser to purchase up to one hundred percent (100%) of the number of shares of the Company’s Common Stock issuable upon conversion of the Series B Stock purchased at an exercise price equal to the Warrant Price then in effect. The Warrants may be exercised on a net issuance basis as set forth therein and the Warrant Price is subject to adjustment including without limitation, reduction to a price equal to the consideration per share paid (if any) for Additional Shares of Common Stock.

The Series B Stock is convertible pursuant to the Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Participating Preferred Stock (the “Certificate of Designation”) into a number of fully paid and nonassessable shares of Common Stock of the Company equal to the quotient of: (a) $15.00, plus any unpaid dividends thereon, divided by (b) the Conversion Price (as defined in the Certificate of Designation).

The initial closing under the Purchase Agreement took place on October 27, 2009 with Vision for a purchase price of Three Million Dollars ($3,000,000) in cash and $2,855,414.37 from conversion of principal and interest under notes previously issued by the Company. The Company issued 390,360 shares of Series B Stock and Warrants to purchase 2,070,276 shares of its Common Stock to Vision pursuant to the Purchase Agreement.

On October 27, 2009, the Company also entered into the Exchange Agreement with the Purchasers to exchange the Company’s Series A-1 Preferred Stock and Common Stock held by Purchasers for Series B Stock pursuant to the Exchange Agreement. The Company issued 1,054,887 shares of Series B Stock to Vision in exchange for 578,179 shares of its Series A-1 Preferred Stock and 144,545 shares of its Common Stock held by Vision. The Company also issued 311,777 shares of Series B Stock to Vision Capital Advantage Fund, L.P. in exchange for 170,884 shares of its Series A-1 Preferred Stock and 42,721 shares of its Common Stock held by Vision Capital Advantage Fund, L.P.

Such issuance and sale of the Warrants and Series B Stock were made pursuant to Section 3(a)(9) and Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated under the Securities Act of 1933, as amended, as Vision and Vision Capital Advantage Fund, L.P. represented to the Company in agreements related to such issuances, that they were an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Purchase Agreement, Warrants, Exchange Agreement and Certificate of Designation is qualified in its entirety by reference to the Purchase Agreement, Warrants, Exchange Agreement and Certificate of Designation filed as Exhibit 10.1, 10.2 and 10.3 hereto and as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 28, 2009, respectively, and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

On October 27, 2009, the Company entered into the Purchase Agreement. The Purchase Agreement establishes working capital restrictions and prohibitions on payment of dividends to holders of the Company’s Common Stock with certain exceptions. On October 27, 2009, the Company issued the Series B Stock to Vision and Vision Capital Advantage Fund, L.P. Such issuance establishes dividend restrictions, liquidation preference provisions and conversion price adjustments affecting the Company’s Common Stock under the Certificate of Designation,

The foregoing description of the Purchase Agreement and Certificate of Designation is qualified in its entirety by reference to the Purchase Agreement and Certificate of Designation filed as Exhibit 10.1 hereto and as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 28, 2009, respectively, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Series B Convertible Participating Preferred Stock and Warrant Purchase Agreement by and among NovaRay Medical, Inc. and the Purchasers (as defined therein) dated as of October 27, 2009.

10.2	Form of Series B Warrant to Purchase Shares of Common Stock of NovaRay Medical, Inc.

10.3	Exchange Agreement with Purchasers dated as of October 27, 2009.

10.4	Omnibus Amendment to the Warrants to Purchase Shares of Common Stock of Novaray Medical, Inc. dated as of October 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaRay Medical, Inc.

Dated: November 2, 2009	By:	/s/ MARC WHYTE
	Name:	Marc Whyte
	Title:	President and Chief Executive Officer